The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

August 2026

Preliminary Pricing Supplement

Dated August 20, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025

and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. and International Equities

Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028

$● Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Enhanced Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing price of each underlying equity is equal to or greater than 100% of its respective initial price, which we refer to as the call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding. If, however, on any determination date the closing price of any underlying equity is less than its call threshold level, the securities will not be subject to an early redemption. If the securities have not previously been redeemed and the final price of each underlying equity is equal to or greater than 40% of its respective initial price, which we refer to as its maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 43.80% per annum, or $1,876.00. If, however, the securities have not previously been redeemed and the final price of any underlying equity is less than 40% of its respective initial price, which we refer to as its downside threshold level (which is also equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying equity with the lowest underlying return as compared to the other underlying equities (the “worst performing underlying equity”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying equities. Because all payments on the securities are based on the worst performing underlying equity and if the securities have not been previously redeemed, a decline on the final determination date beyond the respective downside threshold level of any underlying equity will result in a loss of a significant portion and, in extreme situations, all of your initial investment, even if any other underlying equity appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn a return at a potentially above-market rate in exchange for forgoing any current income and the risk of losing a significant portion and, in extreme situations, all of their initial investment at maturity. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying equities:

The common stock of Sandisk Corporation (Bloomberg Ticker: “SNDK UW”)

The common stock of Seagate Technology Holdings Public Limited Company (Bloomberg Ticker: “STX UW”)

The common stock of Western Digital Corporation (Bloomberg Ticker: “WDC UW”)

Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be August 20, 2026
Original issue date:

Expected to be August 25, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be August 24, 2028, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any determination date other than the final determination date, the closing price of each underlying equity is equal to or greater than its respective call threshold level, the securities will be automatically redeemed for an early redemption amount on the first call payment date immediately following the related determination date.

Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date.
Determination dates; premiums:	The premium applicable to each determination date are based on a return of approximately 43.80% per annum and shall be as follows:
	Determination dates	Premium (per security)	Determination dates	Premium (per security)
	August 27, 2027 September 20, 2027 October 20, 2027 November 22, 2027 December 20, 2027 January 20, 2028	$438.00 $474.50 $511.00 $547.50 $584.00 $620.50	February 22, 2028 March 20, 2028 April 20, 2028 May 22, 2028 June 20, 2028 July 20, 2028 August 21, 2028 (the “Final Determination Date”)	$657.00 $693.50 $730.00 $766.50 $803.00 $839.50 Maturity Redemption Payment

Each determination date is subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same.

Call payment dates:

Expected to be September 1, 2027, September 23, 2027, October 25, 2027, November 26, 2027, December 23, 2027, January 25, 2028, February 25, 2028, March 23, 2028, April 25, 2028, May 25, 2028, June 23, 2028 and July 25, 2028, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement.

Payment at maturity:	●If the securities have not previously been redeemed and the final price of each underlying equity is equal to or greater than its respective maturity redemption threshold level:		the maturity redemption payment

●If the securities have not previously been redeemed and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level):

(i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

If the securities have not previously been redeemed and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying equity.

Maturity redemption payment:	$1,876.00, which corresponds to a return of approximately 43.80% per annum
Underlying return:	The quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price*:

[•], which is the closing price of the common stock of Sandisk Corporation on the pricing date

[•], which is the closing price of the common stock of Seagate Technology Holdings Public Limited Company on the pricing date

[•], which is the closing price of the common stock of Western Digital Corporation on the pricing date

Worst performing underlying equity:	The underlying equity with the lowest underlying return as compared to any other underlying equity
Call threshold level*:

[•], which is equal to 100% of the initial price of the common stock of Sandisk Corporation

[•], which is equal to 100% of the initial price of the common stock of Seagate Technology Holdings Public Limited Company

[•], which is equal to 100% of the initial price of the common stock of Western Digital Corporation

Maturity redemption threshold level*:

[•], which is equal to 40% of the initial price of the common stock of Sandisk Corporation

[•], which is equal to 40% of the initial price of the common stock of Seagate Technology Holdings Public Limited Company

[•], which is equal to 40% of the initial price of the common stock of Western Digital Corporation

Downside threshold level*:

[•], which is equal to 40% of the initial price of the common stock of Sandisk Corporation

[•], which is equal to 40% of the initial price of the common stock of Seagate Technology Holdings Public Limited Company

[•], which is equal to 40% of the initial price of the common stock of Western Digital Corporation

Final price:	The closing price of each underlying equity on the final determination date
CUSIP / ISIN:	90265WR51 / US90265WR511
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100.00%	2.00%(a) + 0.50%(b) 2.50%	97.50%
Total		$•	$•	$•

* As may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement

(1)  UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount, which reflects:

(a) a fixed sales commission of $20.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $934.40 and $964.40. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025  Prospectus dated February 6, 2025

Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028

$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm
Product Supplement dated February 6, 2025: http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Enhanced Trigger Jump Securities with Auto-Callable Feature that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement and finally, the accompanying prospectus.

August 2026 Page 2

Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028

$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Investment Summary

The Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028 based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, if the closing price of each underlying equity is equal to or greater than 100% of its respective initial price, which we refer to as its call threshold level, on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption amount per security equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding and is based on a return of approximately 43.80% per annum of the stated principal amount. If the securities have not previously been redeemed and the final price of each underlying equity is equal to or greater than 40% of its respective initial price, which we refer to as its maturity redemption threshold level, the payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 43.80% per annum, or $1,876.00. If, however, the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity. The value of such cash payment will be less than 40% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment. In addition, investors will not participate in any appreciation of the underlying equities.

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Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028

$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Key Investment Rationale

The securities offer the opportunity for investors to receive a premium that increases the longer the securities are outstanding and based on a return of approximately 43.80% per annum of the stated principal amount if the closing price of each underlying equity is equal to or greater than its respective call threshold level on any determination date other than the final determination date. If the closing price of each underlying equity is equal to or greater than its respective call threshold level on any determination date other than the final determination date, the securities will be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the premium applicable to the related determination date. If the securities have not previously been redeemed and the final price of each underlying equity is equal to or greater than its respective maturity redemption threshold level, UBS will pay you a cash payment at maturity per security corresponding to a return of approximately 43.80% per annum, or $1,876.00. If, however, the securities have not previously been redeemed and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the worst performing underlying equity over the term of the securities. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any determination date other than the final determination date, the closing price of each underlying equity is equal to or greater than its respective call threshold level.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the premium applicable to the related determination date. The premium increases the longer the securities are outstanding.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final price of each underlying equity is equal to or greater than its respective maturity redemption threshold level.

￭The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of approximately 43.80% per annum, or $1,876.00.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level).

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a premium or the maturity redemption payment, as applicable, if the closing price of any underlying equity is less than its respective call threshold level on any determination date other than the final determination date or less than its respective maturity redemption threshold level on the final determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on any determination date other than the final determination date. If the securities are not redeemed prior to the final determination date and the final price of any underlying equity is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

August 2026 Page 4

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$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying equity.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.

￭You believe that the closing price of each underlying equity will be equal to or greater than its respective call threshold level on a determination date other than the final determination date, or if the securities are not automatically redeemed prior to maturity, that the final price of each underlying equity will be equal to or greater than its respective maturity redemption threshold level.

￭You understand and are willing to accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity and you accept the risks of investing in securities with a return based on the worst performing underlying equity.

￭You understand and accept that you will not participate in any appreciation in the level of any underlying equity and that any potential positive return is limited to the return reflected by the premium or the maturity redemption payment, as applicable.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the price of the underlying equities.

￭You are willing to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels and the premiums and the maturity redemption amount specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying equities and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 2 years, and accept that there may be little or no secondary market for the securities.

￭You understand and are willing to accept the risks associated with the underlying equities.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and you understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as a direct investment in the worst performing underlying equity.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.

￭You believe that the closing price of any underlying equity will decline during the term of the securities and is likely to be less than its respective call threshold level on each determination date other than the final determination date and less than its respective maturity redemption threshold level on the final determination date.

￭You do not understand or cannot accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying equity.

￭You seek an investment that participates in the appreciation in the prices of the underlying equities or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying equities.

￭You are unwilling to invest in the securities based on the call threshold levels, maturity redemption threshold levels, downside threshold levels, the premiums or the maturity redemption amount specified on the cover hereof.

￭You prefer to receive the dividends paid on the underlying equities or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market.

￭You do not understand or are not willing to accept the risks associated with the underlying equities.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

August 2026 Page 5

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$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios,

see “Hypothetical Examples” beginning on the following page.

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$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00 $100.00 $100.00
Hypothetical Call Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00, which is 100% of its initial price $100.00, which is 100% of its initial price $100.00, which is 100% of its initial price
Hypothetical Maturity Redemption Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$40.00, which is 40% of its initial price $40.00, which is 40% of its initial price $40.00, which is 40% of its initial price
Hypothetical Downside Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$40.00, which is 40% of its initial price $40.00, which is 40% of its initial price $40.00, which is 40% of its initial price
Hypothetical Premium:

1st Determination Date:

2nd Determination Date:

3rd Determination Date:

4th Determination Date:

5th Determination Date:

6th Determination Date:

7th Determination Date:

8th Determination Date:

9th Determination Date:

10th Determination Date:

11th Determination Date:

12th Determination Date:

$438.00 $474.50 $511.00 $547.50 $584.00 $620.50 $657.00 $693.50 $730.00 $766.50 $803.00 $839.50
Maturity Redemption Payment:	$1,876.00 per security
Stated Principal Amount:	$1,000.00 per security

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$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

In Example 1 and 2, the closing prices of the underlying equities fluctuate over the term of the securities and the closing price of each underlying equity is equal to or greater than its respective hypothetical call threshold level on a determination date prior to the final determination date and, consequently, the securities are automatically redeemed on the related call payment date. In Examples 3 and 4, the closing price of at least one underlying equity on each of the determination dates prior to the final determination date is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1						Example 2
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Premium	Early Redemption Amount	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Premium	Early Redemption Amount
#1	$105.00 (at or above call threshold level)	$100.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	$438.00*	$1,438.00	$80.00 (below call threshold level)	$100.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#2	N/A	N/A	N/A	N/A	N/A	$100.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#3	N/A	N/A	N/A	N/A	N/A	$120.00 (at or above call threshold level)	$105.00 (at or above call threshold level)	$125.00 (at or above call threshold level)	$511.00*	$1,511.00
#4 - #12	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes the unpaid premium with respect to the determination date on which the closing price for each underlying equity is equal to or greater than its respective call threshold level and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing price of each underlying equity on such determination date is equal to or greater than its respective call threshold level. Because the closing prices of all of the underlying equities on the first determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. Following the first determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to First Determination Date = $1,000.00 + $438.00 = $1,438.00

In this example, the early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,438.00 (a total return of 43.80% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the closing price of each underlying equity on the third determination date is equal to or greater than its respective call threshold level. As the closing prices of all of the underlying equities on the third determination date are equal to or greater than their respective call threshold levels, the securities are automatically redeemed early. Following the third determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Premium Applicable to Third Determination Date = $1,000.00 + $511.00 = $1,511.00

In this example, the early redemption feature limits the term of your investment to approximately 14 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will not receive any further payments. Your total return per security in this example is $1,511.00 (a total return of 51.10% on the securities).

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Examples 3 and 4 illustrate the payment at maturity per security based on the final price of the worst performing underlying equity.

Example 3						Example 4
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Premium	Early Redemption Amount	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Premium	Early Redemption Amount
#1	$80.00 (below call threshold level)	$100.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$100.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#2	$100.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$80.00 (below call threshold level)	$100.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#3	$80.00 (below call threshold level)	$100.00 (at or above call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A	$100.00 (at or above call threshold level)	$86.00 (below call threshold level)	$112.00 (at or above call threshold level)	N/A	N/A
#4 - #12	Various (all below call threshold level)	Various (all at or above call threshold level)	Various (all at or above call threshold level)	N/A	N/A	Various (all at or above call threshold level)	Various (all below call threshold level)	Various (all below call threshold level)	N/A	N/A
Final Determination Date	$55.00 (at or above maturity redemption threshold level)	$85.00 (at or above maturity redemption threshold level)	$102.00 (at or above maturity redemption threshold level)	N/A	N/A	$30.00 (below maturity redemption threshold level and downside threshold level)	$60.00 (at or above maturity redemption threshold level and downside threshold level)	$112.00 (at or above maturity redemption threshold level and downside threshold level)	N/A	N/A
Payment at Maturity	$1,876.00*					$300.00

* The maturity redemption amount, if any, will be paid at maturity.

￭In Example 3, on each determination date prior to the final determination date, the closing price of at least one of the underlying equities is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Because the closing price of each underlying equity is equal to or greater than its maturity redemption threshold level, at maturity, you receive the maturity redemption amount of $1,876.00.

In this example, you receive the maturity redemption amount, equal to a total payment of $1,876.00 per security at maturity. Your total return per security in this example is $1,876.00 (a total return of 87.60% on the securities).

￭In Example 4, on each of the determination dates prior to the final determination date, the closing price of at least one underlying equity is less than its respective call threshold level. As a result, the securities are not redeemed and you do not receive the premium or early redemption amount following that determination date. Furthermore, because the final price of at least one underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level) on the final determination date, you are fully exposed to the decline in the worst performing underlying equity. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Equity)

= $1,000.00 + ($1,000.00 × -70.00%)

 = $300.00

In this example, because the final price of the worst performing underlying equity represents a 70.00% decline, you will receive a total cash payment per security at maturity equal to $300.00 (a loss of 70.00% on the securities).

We make no representation or warranty as to which of the underlying equities will be the worst performing underlying equity for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), UBS will pay you a cash payment per

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security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity over the term of the securities.

The securities will not pay a premium or the maturity redemption payment, as applicable, if the closing price of any underlying equity is less than its respective call threshold level on any determination date other than the final determination date or less than its respective maturity redemption threshold level on the final determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on any determination date other than the final determination date. If the securities are not redeemed prior to the final determination date and the final price of any underlying equity is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant portion and, in extreme situations, all of your initial investment at maturity.

You will be exposed to the market risk of each underlying equity on each determination date (including the final determination date) and any decline in the level of one underlying equity may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying equity. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final price of each underlying equity is equal to or greater than its respective maturity redemption threshold level (which is equal to its downside threshold level) and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level (which is equal to its maturity redemption threshold level), you will lose a significant percentage or all of your principal amount equal to the underlying return of the worst performing underlying equity.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of each underlying equity is equal to or greater than its respective call threshold level.

￭No interest payments. UBS will not pay any interest with respect to the securities.

￭Higher premiums and a higher maturity redemption amount are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying equities generally reflects a higher expectation as of the pricing date that the closing price of any of the underlying equities could be less than its respective call threshold level on any determination date other than the final determination date and/or its respective maturity redemption threshold level and/or downside threshold level on the final determination date. “Volatility” refers to the frequency and magnitude of changes in the level of an underlying equity. This greater expected risk will generally be reflected in higher premiums and a higher maturity redemption amount for that security. However, while the premiums and the maturity redemption amount are set on the pricing date based, in part, on the correlations of the underlying equities and each underlying equity’s volatility calculated using our internal models, an underlying equity’s volatility, and the correlation of the underlying equities, can change significantly over the term of the securities. The level of any underlying equity for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment

￭Reinvestment risk. The securities will be redeemed prior to maturity if the closing price of each underlying equity is equal to or greater than its respective call threshold level on any determination date prior to the final determination date and you will not receive any more premiums after the related call payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying equities is less than its call threshold level on any determination date prior to the final determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first call payment date. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭Your potential return on the securities is limited to any premium or the return reflected by the maturity redemption amount and you will not participate in any appreciation of any underlying equity. The return potential of the securities is limited to the pre-specified premiums or the maturity redemption amount, regardless of the appreciation of the underlying equities. Because the premium increases the longer the securities have been outstanding, the premium payable with respect to earlier determination dates is less than the premium payable with respect to later determination dates. If the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its downside threshold level (which is equal to its maturity redemption threshold level), you will be subject to the decline in the price of the worst performing underlying equity from its initial price to its final price even though you cannot participate in any increases in the prices of the underlying equities. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying equities.

￭You will not have the same rights as holders of any underlying equity. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying equity.

￭Your return on the securities may change significantly despite only a small difference in the final price of the worst performing underlying equity. Your return on the securities may change significantly despite only a small change in price of the worst performing underlying equity. For example, if the final price of the performing underlying equity is equal to its downside threshold level (which is equal to its maturity redemption threshold level), you would receive a positive return on your securities that is equal to the return represented by the maturity redemption payment, whereas a decline in the price of the worst performing underlying equity to a final price that is only slightly lower than its downside threshold level would instead result in a percentage loss

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of your principal amount equal to the underlying return of the worst performing underlying equity. The return on an investment in the securities in these two scenarios is significantly different despite only a small relative difference in the price of the worst performing underlying equity.

￭Because the securities are linked to the performance of more than one underlying equity, there is an increased probability that you will not receive a premium on a determination date or the maturity redemption amount on the maturity date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a premium or the maturity redemption amount and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying equity or fewer underlying equities if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that the closing price or the final price, as applicable, of any underlying equity will be less than its call threshold level, maturity redemption threshold level and/or downside threshold level. With three underlying equities, it is more likely that the performance of one pair of underlying equities will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying equity is less than its respective call threshold level, maturity redemption threshold level or downside threshold level is even greater.

Risks Relating to Characteristics of the Underlying Equities

￭Single equity risk. The return on the securities, which may be negative, is linked to the performance of each underlying equity. The price of each underlying equity can rise or fall sharply due to factors specific to such underlying equity and its issuer (an “underlying equity issuer”) such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying equity issuers and the underlying equities. For additional information regarding each underlying equity issuer, please see “Information About the Underlying Equities” in this document and each underlying equity issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

￭You are exposed to the market risk of each underlying equity. Your return on the securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each underlying equity. Unlike an instrument with a return linked to a basket of exchange-traded equities (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying equity. Poor performance by any one underlying equity will negatively affect your return and will not be offset or mitigated by the performance of any other underlying equity. Accordingly, your investment is subject to the market risk of each underlying equity.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying equities will rise or fall and there can be no assurance that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final price of each underlying equity will be equal to or greater than its downside threshold level. The prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuers. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing a significant portion or all of your initial investment.

￭No affiliation with the underlying equity issuers. The underlying equity issuers are not affiliates of ours, are not involved with the securities in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying equities from publicly available information and have not made any due diligence inquiry with respect to any underlying equity.

￭Risks associated with non-U.S. companies. An investment in securities linked directly or indirectly to a non-U.S. company, such as the securities, involves risks associated with the home country of such non-U.S. company. The level of the underlying asset may be affected by political, economic, financial and social factors in the home country of the underlying asset issuer, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

￭Risks associated with non-U.S. markets. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities, such as the securities, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade

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and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to the underlying asset, the calculation agent may take the actions described in the accompanying product supplement under “— General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

￭The securities are subject to sector concentration risk. The securities are subject to sector concentration risk because each underlying equity issuer operates in the same sector, as described below under “Information about the Underlying Equities”. The performance of these companies is subject to a number of complex and unpredictable factors such as government regulation, supply and demand for the products and services produced or offered by such companies and industry competition. Any negative developments may have a negative effect on the underlying equities and, in turn, may have a material adverse effect on the value of, and return on, the securities. By investing in the securities, you will not benefit from the diversification which could result from an investment linked to the performance of companies that operate in multiple sectors.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying equities, volatility of the underlying equities, any dividends paid on the underlying equities, the correlation of the underlying equities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Equities — Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop.

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The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying equities; the correlation of the underlying equities; the volatility of the underlying equities; any dividends paid on the underlying equities; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to the underlying equities, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying equities and whether the closing price of any underlying equity on any applicable determination date is equal to or greater than its call threshold level or is less than its maturity redemption threshold level or downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the premium applicable to each determination date, call threshold levels, maturity redemption threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price of any underlying equity and, as a result, its call threshold level, maturity redemption threshold level and downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of any underlying equity on any determination date (including the final determination date) and, accordingly, whether a premium is

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payable and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

￭We may engage in business with or involving the underlying equity issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuers without regard to your interests and thus may acquire non-public information about the underlying equities. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equities, which may or may not recommend that investors buy or hold the underlying equities.

￭Potential UBS impact on an underlying equity. Trading or transactions by UBS or its affiliates in an underlying equity, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying equity, may adversely affect the market price(s) or level(s) of that underlying equity on any determination date or the final determination date and, therefore, the market value of the securities and any payment on the securities.

￭Following certain events, the calculation agent can make adjustments to the underlying equities and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, call threshold level, maturity redemption threshold level, downside threshold level and/or final price of an underlying equity or any other term of the securities and, in some instances, may replace the underlying equity, for certain events affecting such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amounts payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations. Following certain events relating to an underlying equity issuer, such as a reorganization event or a delisting or suspension of trading, the return on the securities may be based on the shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity, if applicable, or on the common stock issued by another company. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS’ ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose a significant portion or all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences severe financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and

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cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

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Information About the Underlying Equities

All disclosures contained in this document regarding each underlying equity for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of each underlying equity. This information has been obtained from publicly available sources. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. You should not take the historical prices of the underlying equities as an indication of future performance.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Sandisk Corporation

According to publicly available information, Sandisk Corporation (“Sandisk”) designs, manufactures, and providers technology used in data storage solutions based on NAND flash technology. Information filed by Sandisk with the SEC can be located by reference to its SEC file number: 001-42420, or its CIK Code: 0002023554. Sandisk’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “SNDK”.

Historical Information

The closing price of the underlying equity on August 19, 2026 was $1,568.87 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to August 19, 2026. The dotted lines represent its hypothetical call threshold level of $1,568.87, its hypothetical maturity redemption threshold level of $627.55 and its hypothetical downside threshold level of $627.55, which are equal to 100%, 40% and 40%, respectively, of its hypothetical initial price. Its actual call threshold level, maturity redemption threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Sandisk Corporation – Daily Closing Prices January 1, 2016 to August 19, 2026

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Seagate Technology Holdings Public Limited Company

According to publicly available information, Seagate Technology Holdings Public Limited Company (“Seagate”) is a provider of data storage technology and solutions. Information filed by Seagate with the SEC can be located by reference to its SEC file number: 001-31560, or its CIK Code: 0001137789. Seagate’s ordinary shares are listed on the NASDAQ Global Select Market under the ticker symbol “STX”.

Historical Information

The closing price of the underlying equity on August 19, 2026 was $832.56 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to August 19, 2026. The dotted lines represent its hypothetical call threshold level of $832.56, its hypothetical maturity redemption threshold level of $333.02 and its hypothetical downside threshold level of $333.02, which are equal to 100%, 40% and 40%, respectively, of its hypothetical initial price. Its actual call threshold level, maturity redemption threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Seagate Technology Holdings Public Limited Company – Daily Closing Prices January 1, 2016 to August 19, 2026

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Western Digital Corporation

According to publicly available information, Western Digital Corporation (“Western Digital”) is a developer, manufacturer and provider of data storage devices and solutions. Information filed by Western Digital with the SEC can be located by reference to its SEC file number: 001-08703, or its CIK Code: 0000106040. Western Digital’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “WDC”.

Historical Information

The closing price of the underlying equity on August 19, 2026 was $462.09 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to August 19, 2026. The dotted lines represent its hypothetical call threshold level of $462.09, its hypothetical maturity redemption threshold level of $184.84 and its hypothetical downside threshold level of $184.84, which are equal to 100%, 40% and 40%, respectively, of its hypothetical initial price. Its actual call threshold level, maturity redemption threshold level and downside threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Western Digital Corporation – Daily Closing Prices January 1, 2016 to August 19, 2026

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This document relates only to the securities offered hereby and does not relate to the underlying equities or other securities linked to the underlying equities. We have derived all disclosures contained in this document regarding the underlying equities from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equities. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying equities is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading prices of the underlying equities (and therefore the prices of the underlying equities at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying equities could affect the value received with respect to the securities and therefore the value of the securities. Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying equities.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each call payment date shall be the date one business day prior to such scheduled call payment date; provided, however, that any premium payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying equities. If your securities are so treated, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Hogan Lovells Cadwalader US LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns,

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especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code, and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity issuers as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any underlying equity, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying equities or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying equities or the securities. If you enter, or have entered, into other transactions in respect of the underlying equities or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of

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such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $25.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

August 2026 Page 22

Enhanced Trigger Jump Securities with Auto-Callable Feature due on or about August 24, 2028

$• Based on the worst performing of the common stock of Sandisk Corporation, the common stock of Seagate Technology Holdings Public Limited Company and the common stock of Western Digital Corporation

Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.

August 2026 Page 23

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	6
Hypothetical Examples	7
Risk Factors	11
Information About the Underlying Equities	17
Additional Information About the Securities	20

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$•

UBS AG

Enhanced Trigger Jump Securities

with Auto-Callable Feature

due on or about August 24, 2028

Preliminary Pricing Supplement dated August 20, 2026

(To Product Supplement dated February 6, 2025

and Prospectus dated February 6, 2025)

UBS Investment Bank

UBS Securities LLC